Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT INFORMATION:

Media:	Fraser Engerman
(414) 524-2733

Investors:	Kathryn A. Campbell
(414) 524-2085

Johnson Controls announces preliminary shareholder merger consideration election results

MILWAUKEE, Aug. 31, 2016— Johnson Controls (NYSE:JCI) today announced the preliminary results of the elections made by its shareholders as to the form of merger consideration they wish to receive in connection with Johnson Controls’ merger with Tyco International plc (“Tyco”).

Based on the information as of the election deadline, 5:00 p.m., EDT on Aug. 30, 2016 (the “Election Deadline”), the preliminary merger consideration election results were as follows:

•                  Holders of 7,104,694 shares of Johnson Controls common stock, or approximately 1.1 percent of the outstanding shares of Johnson Controls common stock, elected to receive $34.88 per share in cash (“cash electing shares”);

•                  Holders of 356,053,060 shares of Johnson Controls common stock, or approximately 55.8 percent of the outstanding shares of Johnson Controls common stock, elected to receive one ordinary share of the combined company (“share electing shares”); and

•                  Holders of 275,110,495 shares of Johnson Controls common stock, or approximately 43.1 percent of the outstanding shares of Johnson Controls common stock, did not make a valid election prior to the Election Deadline and are therefore deemed to be share electing shares.

The foregoing results are preliminary only, and final certified results are not expected to be available until shortly before closing.  Based on the preliminary results above, the election to receive cash is expected to be undersubscribed.  Therefore, the consideration to be received by holders of share electing shares is expected to be prorated so that it includes both ordinary shares of the combined company and cash pursuant to the terms set forth in the merger agreement. After the final results of the merger consideration election process are determined, the final allocation of merger consideration will be calculated in accordance with the terms of the merger agreement.

From and after the Election Deadline, only outstanding shares of Johnson Controls common stock as to which no merger consideration election was made may be traded, and such shares will be deemed to be share electing shares at the time of closing.

Expected trading of Johnson Controls

The last day of trading for Johnson Controls common stock (Ticker Symbol: JCI; ISIN code: US4783661071; CUSIP: 478366107) is expected to be Sept. 2, 2016.

Ordinary shares of Johnson Controls International plc (Ticker Symbol: JCI; ISIN code: IE00BY7QL619; CUSIP: G51502 105) are expected to begin trading on the New York Stock Exchange on Tuesday, Sept. 6, 2016.

About Johnson Controls:

Johnson Controls is a global diversified technology and industrial leader serving customers in more than 150 countries. Our 150,000 employees create quality products, services and solutions to optimize energy and operational efficiencies of buildings; lead-acid automotive batteries and advanced batteries for hybrid and electric vehicles; and seating components and systems for automobiles. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. Through our growth strategies and by increasing market share we are committed to delivering value to shareholders and making our customers successful. In 2016, Corporate Responsibility Magazine recognized Johnson Controls as the #17 company in its annual “100 Best Corporate Citizens” list. For additional information, please visit http://www.johnsoncontrols.com or follow us @johnsoncontrols on Twitter.

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Johnson Controls Cautionary Statement Regarding Forward-Looking Statements

There may be statements in this communication that are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, therefore, subject to risks and uncertainties, including, but not limited to, statements regarding Johnson Controls’ or the combined company’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels are forward- looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls or the combined company’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls’ and/or Tyco’s ability to obtain necessary regulatory approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, any delay or inability of the combined company to realize the expected benefits and synergies of the transaction, changes in tax laws, regulations, rates, policies or interpretations, the loss of key senior management, anticipated tax treatment of the combined company, the value of the Tyco shares to be issued in the transaction, significant transaction costs and/or unknown liabilities, potential litigation relating to the proposed transaction, the risk that disruptions from the proposed transaction will harm Johnson Controls’ business, competitive responses to the proposed transaction and general economic and business conditions that affect the combined company following the transaction. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed with the SEC on November 18, 2015 and Johnson Controls’ quarterly reports on Form 10-Q filed with the SEC after such date, available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. Any forward-looking statements in this communication are only made as of the date of this communication, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.